EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made effective as of August 29, 2018, by and between Quanta of 3606 W MAGNOLIA BLVD. BURBANK, California, 91505 and Jeff Doiron of ________, ________, ________, ________.

A. Quanta is engaged in the business of Applied Bio-Science. Jeff Doiron will primarily perform the job duties at the following location: 3606 W MAGNOLIA BLVD, BURBANK, California.

B. Quanta desires to have the services of Jeff Doiron.

C. Jeff Doiron is an at will employee of Quanta. Either party is able to terminate the employment agreement at any time.

Therefore, the parties agree as follows:

JD EM

1. EMPLOYMENT. Quanta shall employ Jeff Doiron as a(n) ~~Executive Vice~~ President. Jeff Doiron shall provide to Quanta duties as needed. Jeff Doiron accepts and agrees to such employment, and agrees to be subject to the general supervision, advice and direction of Quanta and Quanta's supervisory personnel.

2. BEST EFFORTS OF EMPLOYEE. Jeff Doiron agrees to perform faithfully, industriously, and to the best of Jeff Doiron's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Quanta. Such duties shall be provided at such place(s) as the needs, business, or opportunities of Quanta may require from time to time.

3. OWNERSHIP OF SOCIAL MEDIA CONTACTS. Any social media contacts, including "followers" or "friends," that are acquired through accounts (including, but not limited to email addresses, blogs, Twitter, Facebook, YouTube, or other social media networks) used or created on behalf of Quanta are the property of Quanta.

4. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Jeff Doiron under this Agreement, Quanta will pay Jeff Doiron an annual salary of $96,000.00 payable in accordance with Quanta's usual payroll procedures and subject to applicable federal, state, and local withholding. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that Jeff Doiron shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which Jeff Doiron has not yet been paid, and for any commission earned in accordance with Quanta's customary procedures, if applicable. This section of the Agreement is included only for accounting and payroll purposes and should not be construed as establishing a minimum or definite term of employment.

As further compensation for services provided by Jeff Doiron under this Agreement, Quanta will grant Jeff Doiron 1,000,000 shares of the company. Of this allotment 100,000 shares shall be immediately vested while the remaining 900,000 shares shall vest quarterly, in equal amounts over the next 4 years.

5. EXPENSE REIMBURSEMENT. Quanta will reimburse Jeff Doiron for "out-of-pocket" expenses incurred by Jeff Doiron in accordance with Quanta's policies in effect from time to time.

6. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Jeff Doiron shall provide Quanta with all information, suggestions, and recommendations regarding Quanta's business, of which Jeff Doiron has knowledge, that will be of benefit to Quanta.

7. CONFIDENTIALITY. Jeff Doiron recognizes that Quanta has and will have information regarding the following:

- inventions
- products
- product design
- processes
- technical matters
- trade secrets
- copyrights
- customer lists
- prices
- costs
- discounts
- business affairs
- future plans
- company contacts
- oral and written communications

and other vital information items (collectively, "Information") which are valuable, special and unique assets of Quanta. Jeff Doiron agrees that Jeff Doiron will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate any Information to any third party without the prior written consent of Quanta. Jeff Doiron will protect the Information and treat it as strictly confidential. A violation by Jeff Doiron of this paragraph shall be a material violation of this Agreement and will justify legal and/or equitable relief.

This Agreement is in compliance with the Defend Trade Secrets Act and provides civil or criminal immunity to any individual for the disclosure of trade secrets: (i) made in confidence to a federal, state, or local government official, or to an attorney when the disclosure is to report suspected violations of the law; or (ii) in a complaint or other document filed in a lawsuit if made under seal.

8. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that Jeff Doiron has disclosed (or has threatened to disclose) Information in violation of this Agreement, Quanta shall

be entitled to an injunction to restrain Jeff Doiron from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. Quanta shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

9. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a period of 2 years after the voluntary or involuntary termination of Jeff Doiron's employment. During such period, neither party shall make or permit the making of any public announcement or statement of any kind that Jeff Doiron was formerly employed by or connected with Quanta.

10. EMPLOYEE'S INABILITY TO CONTRACT FOR EMPLOYER. Jeff Doiron shall not have the right to make any contracts or commitments for or on behalf of Quanta without first obtaining the express written consent of Quanta.

11. TERM/TERMINATION. Jeff Doiron's employment under this Agreement shall be for an unspecified term on an "at will" basis. This Agreement may be terminated by Quanta upon 24 hours written notice, and by Jeff Doiron upon 14 days written notice. If Quanta shall so terminate this Agreement, Jeff Doiron shall be entitled to compensation for 1 month beyond the termination date of such termination, unless Jeff Doiron is in violation of this Agreement. If Jeff Doiron is in violation of this Agreement, Quanta may terminate employment without notice and with compensation to Jeff Doiron only to the date of such termination. The compensation paid under this Agreement shall be Jeff Doiron's exclusive remedy.

12. COMPLIANCE WITH EMPLOYER'S RULES. Jeff Doiron agrees to comply with all of the rules and regulations of Quanta.

13. RETURN OF PROPERTY. Upon termination of this Agreement, Jeff Doiron shall deliver to Quanta all property which is Quanta's property or related to Quanta's business (including keys, records, notes, data, memoranda, models, and equipment) that is in Jeff Doiron's possession or under Jeff Doiron's control. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by Jeff Doiron.

14. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or on the third day after being deposited in the United States mail, postage paid, addressed as follows:

Employer:

Quanta
Eric Rice
CEO
3606 W MAGNOLIA BLVD
BURBANK, California 91505

Employee:

Jeff Doiron

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

15. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

16. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

17. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

18. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

19. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California.

20. SIGNATORIES. This Agreement shall be signed by Eric Rice, CEO on behalf of Quanta and by Jeff Doiron in an individual capacity. This Agreement is effective as of the date first above written.

Eric Rice, CEO
Quanta

Date: 8-31-18

Jeff Doiron

Date: August 31, 2018